Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2018 (March 12, 2018 , as to Note 25) relating to the consolidated and combined financial statements and financial statement schedule of Exterran Corporation and subsidiaries (the “Company”) (which expresses an unqualified opinion and includes an emphasis of a matter paragraph relating to the preparation of the consolidated and combined financial statements of the Company from the historical accounting records maintained by Archrock Inc. and its subsidiaries) appearing in the Current Report on Form 8-K of Exterran Corporation dated March 12, 2018, and to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2018 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 12, 2018